EXHIBIT 99.1

Naturade Sales Increase 15% in First Quarter 2003;

Net Loss Is Significantly Reduced

IRVINE, CA – 16 May 03 – Naturade, Inc. (OTC BB: NRDC), a leading marketer of soy protein products under the brand name Naturade Total Soy®, today reported 14.6% growth in the  first quarter of 2003 with net sales of $3,866,055, a $493,039 increase over the first quarter of  2002.  The Net Loss for the quarter decreased $473,152 to $192,659 primarily due to increased net sales and the Company’s significant efforts to control spending in product cost, promotion expense and overhead.

Gross Margin increased from 44.1% to 46.2% in the first quarter of 2003 due primarily to lower product cost related to product reformulation and increased warehouse efficiency that resulted from more consistent order flow.

The Company’s mass market business grew 22.0% in the first quarter of 2003 compared with the prior year, while the health food store business increased 8.6%.  Mass market growth was driven primarily by distribution gains on the Naturade Total Soy® brand.  Health food sales gains primarily resulted from across-the-board increases in purchases from a major distributor, coupled with continued success in adding new retails outlets for existing and new products.

“ First quarter sales gains coupled with significantly reduced losses in the two most recent quarters show significant progress toward our goal of profitable operation,” says Bill Stewart, Naturade CEO.  “Our cost-cutting efforts in sales, marketing and overhead, combined with a major 2002 program to reduce the cost of goods sold, are yielding real benefits.”

Stewart explains, “Our improved bottom line is supported by sales success with the retailer and the consumer.  We have added major new accounts on Naturade Total Soy® and continue to see increased consumer takeaway since we repositioned the Naturade Total Soy®  brand in 2002 to emphasize its weight loss benefits in addition to its value in helping to reduce cholesterol.”

Headquartered in Irvine, Calif., Naturade – since 1926 – has been committed to marketing innovative natural products to improve the health and well being of consumers.  Well-known for its 50 years of leadership in soy protein, Naturade is the number one brand name of natural soy protein powders sold in food, drug and mass merchandise stores.  Its premier product, Naturade Total Soy® , is a complete line of ready-to-drink, bars and shake mix meal replacement products sold at major supermarkets and drug, health food, club and mass merchandise stores throughout the U.S.  The Company’s other products include Naturade®  protein booster powders, Power Shake® , Quick Fizz™ and Aloe Vera 80®.  For more information, visit www.naturade.com.

NOTE:  THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A “SAFE HARBOR” FOR CERTAIN FORWARD-LOOKING STATEMENTS.  THE STATEMENTS CONTAINED IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS BASED ON THE COMPANY’S CURRENT EXPECTATIONS AND BELIEFS CONCERNING FUTURE DEVELOPMENTS AND THEIR POTENTIAL EFFECTS ON THE COMPANY, INCLUDING, WITHOUT LIMITATION, STATEMENTS CONCERNING THE COMPANY’S STRATEGIES AND INITIATIVES TO IMPROVE BUSINESS RESULTS.  THERE CAN BE NO ASSURANCE THAT FUTURE DEVELOPMENTS AFFECTING THE COMPANY WILL BE THOSE ANTICIPATED BY THE COMPANY.  ACTUAL RESULTS MAY DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.  THESE FORWARD-LOOKING STATEMENTS INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES (SOME OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY) AND ARE SUBJECT TO CHANGE BASED UPON VARIOUS FACTORS.  THESE FACTORS INCLUDE THE IMPACT OF GOVERNMENT REGULATIONS, LESS STABLE DEMAND IN THE MASS MARKET,

VARIABILITY OF QUARTERLY EARNINGS, BUSINESS INTERUPTION DUE TO TERRORISM, ABILITY TO CONTINUE AS A GOING CONCERN AND POTENTIAL FUTURE EARNINGS LOSSES, DEPENDENCE ON KEY CUSTOMERS, DEPENDENCE ON CURRENT AND ONGOING FINANCING, DILUTION DUE TO FUTURE EQUITY SALES, TECHNOLOGICAL CHANGES, DEPENDENCE ON THIRD-PARTY MANUFACTURERS, PRICING PRESSURES AND OTHER COMPETITIVE FACTORS, DEPENDENCE ON QUALIFIED PERSONNEL, PRODUCT LIABILITY EXPOSURE, INABILITY TO IDENTIFY STRATEGIC GROWTH PARTNERS, INSTABILITY OF THE DIETARY SUPPLEMENT INDUSTRY, IMPACT OF ADVERSE PUBLICITY, LIMITED SUCCESS OF NEW PRODUCTS, INSUFFICIENT PROTECTION OF INTELLECTUAL PROPERTY, STOCK PRICE VOLATILITY AND CLOSE CONTROL OF COMPANY STOCK.  THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.  FOR A MORE DETAILED DISCUSSION OF SOME OF THE ONGOING RISKS AND UNCERTAINTIES OF THE COMPANY’S BUSINESS, SEE THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONSOLIDATED STATEMENTS OF INCOME

	**Three Months Ended**
	3/31/03	3/31/02
	(unaudited)	(unaudited)

Net Sales

$

3,866,055

$

3,373,016

Gross Profit

$

1,787,819

$

1,487,903

Gross Margin %

46.2

%

44.1

%

Net Loss	$(192,659)	$(665,811)
Net Loss applicable to common shares	$(319,212)	$(787,240)
Net Loss per common share	$(0.01)	$(0.02)

Weighted average Number of Shares Used in Computation of Basic and Diluted Loss per Share

44,533,886

43,813,494

CONDENSED CONSOLIDATED BALANCE SHEET

	March 31, 2003	December 31, 2002
	(unaudited)	(audited)

Current assets

$

2,967,308

$

3,943,907

Property and equipment, net

$

209,524

$

228,723

Other assets	$58,594	$49,594

Total assets

$

3,235,426

$

4,222,224

Current liabilities

$

4,587,331

$

5,373,678

Long-term debt, less current maturities

$

29,924

$

37,735

Other long-term liabilities	$882,666	$756,112
Stockholders’ deficit	$(2,264,513)	$(1,945,301)
Total liabilities and shareholders’ deficit	$3,235,426	$4,222,224

Naturade Inc., Irvine

John Hazlin, 714/573-4800, Ext. 221

or

Mark Grody Associates

Mark Grody, 760/674-8012

Fax: 760/674-8052

E-mail: mgrody@aol.com